As filed with the Securities and Exchange Commission on December 24, 1996

                                                Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*

                                   HSN, INC.
             (Exact name of registrant as specified in its charter)

                     Delaware                          59-2712887
           (State or other jurisdiction             (I.R.S. Employer
         of incorporation or organization)         Identification No.)

    11831 30th Court North, St. Petersburg, FL            33716
     (Address of Principal Executive Offices)          (Zip Code)

          AMENDED AND RESTATED SAVOY PICTURES ENTERTAINMENT, INC.
                              STOCK OPTION PLAN
          SAVOY PICTURES ENTERTAINMENT, INC. 1995 STOCK OPTION PLAN
      HOME SHOPPING NETWORK, INC. 1996 STOCK OPTION PLAN FOR EMPLOYEES
             HOME SHOPPING NETWORK, INC. 1996 STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS
      HOME SHOPPING NETWORK, INC. 1986 STOCK OPTION PLAN FOR EMPLOYEES
             HOME SHOPPING NETWORK, INC. 1986 STOCK OPTION PLAN
                            FOR OUTSIDE DIRECTORS
                          (Full title of the plans)

                               MICHAEL DRAYER
                                  HSN, INC.
                           12425 28TH STREET NORTH
                          ST. PETERSBURG, FL 33716
                   (Name and address of agent for service)

                               (813) 573-0339
        (Telephone number, including area code, of agent for service)

                       CALCULATION OF REGISTRATION FEE

                                       PROPOSED   PROPOSED
                                        MAXIMUM    MAXIMUM
   TITLE OF EACH CLASS      AMOUNT     OFFERING   AGGREGATE    AMOUNT OF
       OF SECURITIES         TO BE       PRICE    OFFERING   REGISTRATION
     TO BE REGISTERED    REGISTERED(1) PER SHARE    PRICE         FEE

   Common Stock,           8,602,033      (2)        (2)          (2)
     par value              shares
     $.01 per share

   (1) Also includes an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the Plans.
   (2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of (a) preliminary proxy materials on
        Schedule 14A of the Registrant and Savoy Pictures Entertainment, Inc. on March 1, 1996, and of the Registrant, Savoy Pictures Entertainment, Inc. and Home Shopping Network, Inc. on October 10, 1996 and November 13, 1996 and (b) the Registrant's Registration Statement on Form S-4 (333-16437) on November 20, 1996.


                                     PART II
                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                              INTRODUCTORY STATEMENT

                   This Registration Statement on Form S-8 (the
         "Registration Statement") of HSN, Inc., a Delaware corporation formerly known as Silver King Communications, Inc. (the "Com-pany" or the "Registrant"), relates to up to 8,602,033 shares of the Registrant's common stock, par value $.01 per share (the "Common Stock"), issuable in connection with the Savoy Pictures Entertainment, Inc. ("Savoy") 1995 Stock Option Plan and the Amended and Restated Savoy Stock Option Plan (collectively, the "Savoy Plans"), and in connection with the Home Shopping Network, Inc. ("HSN") 1996 Stock Option Plan for Employees, the HSN 1996 Stock Option Plan for Outside Directors, the HSN 1986 Stock Option Plan for Employees and the HSN 1986 Stock Option Plan for Outside Directors (collectively, the "HSN Plans," and together with the Savoy Plans, the "Plans"). All such shares of Common Stock were previously included in the Registration Statement on Form S-4 filed by the Registrant with the Securities and Exchange Commission on November 20, 1996 (No. 333-16437).

                   On December 19, 1996, Thames Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Registrant ("Thames"), was merged with and into Savoy (the "Savoy Merger") pursuant to an Agreement and Plan of Merger, dated as of November 27, 1995, as amended as of March 22, 1996 and as amended as of August 13, 1996, among the Registrant, Thames and Savoy (the "Savoy Merger Agreement"). As a result of the Savoy Merger, each outstanding share of Savoy Common Stock (with certain specified exceptions) was converted into a fraction of a share of Common Stock pursuant to the exchange ratio (the "Savoy Exchange Ratio") set forth in the Savoy Merger Agreement. Also as a result of the Savoy Merger, shares of Savoy Common Stock are no longer issuable upon the exercise of options to purchase Savoy Common Stock ("Savoy Options") pursuant to the Savoy Plans. Instead, upon exercise of Savoy Options, participants in the Savoy Plans will receive that number of shares of Common Stock of the Registrant equal to the number of shares of Savoy Common Stock issuable immediately prior to the effective time of the Savoy Merger upon exercise of a Savoy Option multiplied by the Savoy Exchange Ratio, with an exercise price for each share of Common Stock equal to the exercise price for a share of Savoy Common Stock which existed under the corresponding Savoy Option divided by the Savoy Exchange Ratio (subject to adjustment as provided in the applicable Plan).

                   In addition, on December 20, 1996, House Acquisition Corp., a Delaware corporation and a subsidiary of the Registrant ("House"), was merged with and into HSN (the "HSN Merger") pursuant to an Agreement and Plan of Exchange and Merger, dated as of August 25, 1996, among the Registrant, House, HSN and Liberty HSN, Inc., a Colorado corporation (the "HSN Merger Agreement"). As a result of the HSN Merger, each outstanding share of HSN Common Stock (with certain specified exceptions) was converted into a fraction of a share of Common Stock of the Registrant pursuant to the exchange ratio (the "HSN Common Exchange Ratio") set forth in the HSN Merger Agreement. Also as a result of the HSN Merger, shares of HSN Common Stock are no longer issuable upon the exercise of options to purchase HSN Common Stock ("HSN Options") pursuant to the HSN Plans. Instead, upon exercise of HSN Options, participants in the HSN Plans will receive that number of shares of Common Stock of the Registrant equal to the number of shares of HSN Common Stock issuable immediately prior to the effective time of the HSN Merger upon exercise of a HSN Option multiplied by the HSN Common Exchange Ratio, with an exercise price for each share of Common Stock equal to



         the exercise price for a share of HSN Common Stock which existed under the corresponding HSN Option divided by the HSN Common Exchange Ratio (subject to adjustment as provided in the applicable Plan).

         ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                   The documents listed below are incorporated by reference in this Registration Statement. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of the filing of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities registered hereunder have been sold, or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

              (a) The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1995;

              (b) The Company's Quarterly Report on Form 10-Q for the quarters ended November 30, 1995, March 31, 1996, June 30, 1996 and September 30, 1996; the Company's Transition Report on Form 10-Q for the four-month period ended December 31, 1995; and the Company's Current Reports on Form 8-K dated October 25, 1995, November 27, 1995, February 13, 1996 (as amended on Form 8-K/
         A), July 2, 1996, August 25, 1996 and December 23, 1996;

              (c) The information contained in the Company's Joint Proxy Statement/Prospectus, dated November 20, 1996, for its annual meeting of stockholders held on December 19, 1996, filed with the Commission on November 20, 1996; and

              (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-4 dated November 20, 1996, (No. 333-16437).

         ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              The Registrant's Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as directors. The Registrant's Bylaws provide that the directors, officers and certain other persons will be indemnified with respect to third-party actions or suits, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant. The Registrant's Bylaws further provide that directors, offic-ers and certain other persons will be indemnified with respect to actions or suits by or in the right of the Registrant, pro-vided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant; except that no indemnification shall be made in the event that such person shall be adjudged to be liable to the Registrant, unless a court determines that indemnification is fair and reasonable in view of all the cir-cumstances. The Registrant's Bylaws allow the Registrant to pay all expenses incurred by a director, officer, employee or agent in defending any proceeding within the scope of the indemnification provisions as such expenses are incurred in advance of its final disposition, subject to repayment if it is ultimately determined that such party was not entitled to indemnity by the Registrant. The Registrant believes that these agreements are necessary to attract and retain qualified persons as directors and officers.



              Section 145 of the Delaware General Corporation Law pro-vides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Regis-trant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


         ITEM 8.   EXHIBITS.

         Exhibit
         Number    Description of Exhibit

         5.01 Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered

         23.01 Consent of Wachtell, Lipton, Rosen & Katz (included in Opinion filed as Exhibit 5.01 hereto)

         23.02     Consent of Deloitte & Touche LLP

         23.03     Consent of Ernst & Young LLP

         23.04     Consent of KPMG Peat Marwick LLP

         24.01 Power of Attorney (included on Pages II-6 and II-7 of this Registration Statement)

         99.01 Amended and Restated Savoy Pictures Entertainment, Inc. Stock Option Plan

         99.02     Savoy Pictures Entertainment, Inc. 1995 Stock Option
                   Plan

         99.03 Home Shopping Network, Inc. 1996 Stock Option Plan for Employees

         99.04 Home Shopping Network, Inc. 1996 Stock Option Plan for Outside Directors

         99.05 Home Shopping Network, Inc. 1986 Stock Option Plan for Employees

         99.06 Home Shopping Network, Inc. 1986 Stock Option Plan for Outside Directors



         ITEM 9.   UNDERTAKINGS.

                   A.  The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers
              or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to
              Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                        (2) That, for the purpose of determining any
              liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                        (3) To remove from registration by means of a
              post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                    SIGNATURES

                   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 23rd day of December, 1996.

                                            HSN, INC.


                                            By:  /s/ Barry Diller
                                            Name:   Barry Diller
                                            Title:  Chairman of the
                                                      Board and Chief
                                                      Executive Officer





































                                POWER OF ATTORNEY

                   KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. Gallagher and Michael Drayer, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

              SIGNATURE                    TITLE                    DATE

         /s/ Barry Diller           Chairman of the    December 23, 1996
             Barry Diller            Board and Chief
                                     Executive Officer

         /s/ James G. Held          Director           December 23, 1996
             James G. Held

         /s/ Victor A. Kaufman      Director, Office   December 23, 1996
             Victor A. Kaufman       of the Chairman


         /s/ John E. Oxendine       Director           December 23, 1996
             John E. Oxendine

                                    Director
             Bruce M. Ramer

                                    Director
             H. Norman Schwarzkopf

         /s/ Eli J. Segal           Director           December 23, 1996
             Eli J. Segal

                                    Director
             Sidney J. Sheinberg

         /s/ Richard E. Snyder      Director           December 23, 1996
             Richard E. Snyder







         /s/ Kevin J. McKeon        Principal          December 23, 1996
             Kevin J. McKeon         financial and
                                     accounting officer




















































                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER              EXHIBIT DESCRIPTION

         5.01 Opinion of Wachtell, Lipton, Rosen & Katz as to legality of the shares of Common Stock being registered

         23.01 Consent of Wachtell, Lipton, Rosen & Katz (included in Opinion filed as Exhibit 5.01 hereto)

         23.02     Consent of Deloitte & Touche LLP

         23.03     Consent of Ernst & Young LLP

         23.04     Consent of KPMG Peat Marwick LLP

         24.01 Power of Attorney (included on Pages II-6 and II-7 of this Registration Statement)

         99.01 Amended and Restated Savoy Pictures Entertainment, Inc. Stock Option Plan

         99.02     Savoy Pictures Entertainment, Inc. 1995 Stock Option
                   Plan

         99.03 Home Shopping Network, Inc. 1996 Stock Option Plan for Employees

         99.04 Home Shopping Network, Inc. 1996 Stock Option Plan for Outside Directors

         99.05 Home Shopping Network, Inc. 1986 Stock Option Plan for Employees

         99.06 Home Shopping Network, Inc. 1986 Stock Option Plan for Directors